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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (registration no. 333-68789) of our reports dated August 11, 1998 included in Aspen Technology, Inc.'s Form 10-K for the fiscal year ended June 30, 1998 and to all references to our Firm included in this Amendment No. 1 to Registration Statement.

                                                /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
December 22, 1998